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                                                                   EXHIBIT 10.14


                   AMENDMENT TO BUSINESS PURCHASE AGREEMENT


     This Amendment to Business Purchase Agreement (the "Amendment") is entered into by and among FRIEDE & GOLDMAN, LTD., a Mississippi corporation formerly known as J. L. HOLLOWAY HOLDINGS, INC. ("Buyer"), J. L. GOLDMAN ASSOCIATES, INC., a Louisiana corporation formerly known as FRIEDE & GOLDMAN, LTD. ("Seller") and JEROME L. GOLDMAN, an individual resident of the State of Louisiana ("Shareholder").

     WHEREAS, Buyer, Seller and Shareholder executed that certain Business Purchase Agreement dated November 22, 1996 (the "Agreement"); and

     WHEREAS, the closing of the transactions contemplated by the Agreement occurred on November 27, 1996 to be effective December 2, 1996; and

     WHEREAS, at the closing the parties agreed to certain amendments to the Agreement which amendments are hereby reduced to writing.

     NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained in the Agreement and in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer, Seller and Shareholder hereby agree as follows:

     I. Definitions. All capitalized terms used in this Amendment shall have the same definitions as set forth in the Agreement.

     II.  Amendments to Agreement.

          1. Section 1(a)(vi) of the Agreement, defining the term "Records", is hereby amended by the deletion of that Section in its entirety and the substitution
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     of the following provisions as Section 1(a)(vi):

               (vi) All books, records, files, documents, telephone numbers, computer programs, computer disks, licenses, permits and other information, written or electronic, used in the operation of Seller's Vessel Design Business excluding financial and accounting books and records ("Records");

          2. Section 1 Sale and Purchase of Assets of the Agreement is hereby amended by the addition of the following provisions as Section 1(d):

               (d) Seller and Shareholder acknowledge that certain of the Assets are used in connection with both the Ship Design Business and the Vessel Design Business. The parties agree that title to any of Seller's or Shareholder's assets used in the Ship Design Business not conveyed to Buyer pursuant to that certain Assignment and Bill of Sale executed by Seller to Buyer effective as of December 2, 1996 shall remain in Seller or Shareholder, as the case may be.

          3. Section 6(c) Date of Payment is hereby amended by the deletion of that Section in its entirety and the substitution of the following provisions as Section 6(c):

               (c) Date of Payment. Within thirty (30) days following (i) the receipt by Buyer of any order containing licensing or design fees described in Section 6(a) above, or (ii) the execution by Buyer of an agreement for the sale of a chocking system described in Section 6(b) above, Buyer shall notify Seller of the existence, date and terms of each such order and/or agreement pursuant to which Seller would eventually be entitled to receive payments from Buyer under the provisions of Sections 6(a) and (b) above. The sums required to be paid to Seller pursuant to the provisions of Sections 6(a) and (b) above shall be paid by Buyer to Seller within thirty (30) days following the receipt by Buyer of the respective fees upon which such payments are calculated. Buyer shall provide Seller an accounting reflecting the calculation of each required payment at the time each payment is made to Seller.

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          4.  Section 7(a) Market Share Payments is hereby amended by the addition of the following provision as the last sentence of Section 7(a):

               Within sixty (60) days following the end of any Construction Period, Buyer shall notify Seller as to whether or not the required market share was obtained by Buyer during the preceding Construction Period along with proof of Buyer's sales in support thereof.

          5. Section 9(f) Defaults; Consents is hereby amended by the insertion of the following clause at the beginning of that Section:

               To the best of Seller's knowledge, information and belief, after diligent inquiry, ....

          6. Section 9(i) Mod V and Mod VI is hereby amended by the deletion in its entirety of the last sentence of that Section.

          7. Section 16 Employees is hereby amended by the addition of the following provision as the last sentence of Section 16:

          It is Buyer's intent to hire all employees currently employed by Seller.

          8.  Section 23 Notices is hereby amended by the deletion of that
     Section in its entirety and the substitution of the following provisions as
     Section 23:

               All notices given under the provisions of this Agreement shall be given in writing and shall be personally delivered, delivered by certified mail, return-receipt requested, or by facsimile directed to the parties at the addresses given below. Such notices shall become effective as of the time of delivery if personally delivered, as of the date of the receipt as referenced by the official receipt of the United States Postal Service if delivered by certified mail, or as of the date and time of the actual confirmation of receipt of the facsimile. Any party may change its respective address for the receipt of notices given under this Agreement by notifying all other parties of that

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          party's new address in accordance with the provisions
          of this Section.  Addresses of the parties are as follows:

     BUYER:              Friede & Goldman, Ltd.
                         (formerly J. L. Holloway Holdings, Inc.)
                         525 E. Capitol Street, Suite 402
                         Bank of Mississippi Building
                         Jackson, MS 39201
                         Telephone:  (601) 352-1107
                         Facsimile:  (601) 352-0588


     with a copy to:     James A. Lowe, III, Esq.
                         Watkins & Eager PLLC
                         400 East Capitol Street, Suite 300
                         Jackson, MS 39201
                         Telephone:  (601) 948-6470
                         Facsimile:  (601) 354-3623

     SELLER
     & SHAREHOLDER:      Jerry L. Goldman
                         J. L. Goldman Associates, Inc.
                         (formerly Friede & Goldman, Ltd.)
                         935 Gravier Street, Suite 2100
                         New Orleans, LA 70112
                         Telephone:  (504) 523-4621
                         Facsimile:  (504) 529-5135


     with a copy to:     Robert M. Steeg
                         Steeg and O'Connor
                         201 Saint Charles Avenue, Suite 3201
                         New Orleans, LA 70170
                         Telephone:  (504) 582-1199
                         Facsimile:  (504) 582-1240


     III. Waiver of Closing Requirements. Buyer hereby waives the conditions precedent to Closing set forth in Section 14(h) Opinion of Counsel and Section 14(k) UCC Search of the Agreement. Buyer's waiver of these conditions precedent to Closing in no

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way releases Seller or Shareholder from any warranties or
representations made by Seller and/or Shareholder to Buyer in the Agreement or in this Amendment.

     IV. Transfer of Assets. The parties acknowledge that the description of the Assets set forth in the Agreement differs from the description of the Assets set forth in that certain Assignment and Bill of Sale executed by Seller to Buyer effective December 2, 1996 (the "Bill of Sale") and that such difference in description results from facts revealed during Buyer's performance of its due diligence. The parties agree that the description of the Assets set forth in the Bill of Sale is the true and correct description of the Assets as conveyed from Seller to Buyer for all purposes.

     WITNESS THE SIGNATURES of the parties this the ___ day of December, 1996.

                                      BUYER:
                                      FRIEDE & GOLDMAN, LTD. (formerly J. L.
                                      Holloway Holdings, Inc.)


                                      BY:  _________________________________
                                           J. L. HOLLOWAY, PRESIDENT



                                      SELLER:

                                      J. L. GOLDMAN ASSOCIATES, INC. (formerly
                                      Friede & Goldman, Ltd.)


                                      BY:  __________________________________
                                           JEROME L. GOLDMAN, CHAIRMAN OF THE
                                           BOARD OF DIRECTORS

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                                      SHAREHOLDER:



                                      _________________________________________
                                      JEROME L. GOLDMAN

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